Exhibit 99.1

FIFTH AMENDMENT TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

This Fifth Amendment to Revolving Credit and Term Loan Agreement (this “Fifth Amendment”) is made and entered into as of the 28th day of March, 2007, by and among Continental Materials Corporation, a Delaware corporation (“Borrower”), LaSalle Bank National Association, a national banking association, as administrative agent and as a lender (LaSalle in its capacity as administrative agent referred to in this Agreement as “Agent” and in its capacity as a lender as “LaSalle”) and Fifth Third Bank (Chicago), a Michigan banking corporation, as a lender (“Fifth Third”) (LaSalle and Fifth Third are each referred to individually in this Fifth Amendment as a “Lender” and collectively as the “Lenders”).

W I T N E S S E T H:

WHEREAS, prior hereto, Lenders provided certain loans, extensions of credit and other financial accommodations to Borrower pursuant to (a) that certain Revolving Credit and Term Loan Agreement dated as of September 5, 2003, as amended by that certain First Amendment to Revolving Credit and Term Loan Agreement dated as of May 29, 2004, that certain Second Amendment to Revolving Credit and Term Loan Agreement dated as of April 14, 2005, that certain Third Amendment to Revolving Credit and Term Loan Agreement dated as of June 28, 2005, and that certain Fourth Amendment to Revolving Credit and term Loan Agreement dated as of June 8, 2006, each by and among Lenders, Borrower and Agent (collectively, the “Credit Agreement”), and (b) the other documents, agreements and instruments referenced in the Credit Agreement or executed and delivered pursuant thereto;

WHEREAS, Borrower desires Lenders to, among other things, modify certain financial covenants set forth in the Credit Agreement (collectively, the “Additional Financial Accommodations”); and

WHEREAS, Lenders are willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Fifth Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

NOW THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of such consideration are hereby acknowledged, the parties hereto hereby agree as set forth in this Fifth Amendment.

I.              Use of Defined Terms.  Except as expressly set forth in this Fifth Amendment, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Credit Agreement.

II.            Amendment to Credit Agreement.  Effective as of the date of this Fifth Amendment, Section 6.4(a) of the Credit Agreement is hereby amended by deleting Section 6.4(a) in its entirety and substituting therefor the following:

“(a)         Fixed Charge Coverage Ratio.  Not permit the Fixed Charge Coverage Ratio, determined (i) as of June 30, 2007, to be less than 1.0 to 1.0, and (ii) as of September 29, 2007, and as of the end of each fiscal quarter thereafter, to be less than 1.1 to 1.0, in all instances for the period of the four fiscal quarters then ending.  For clarification purposes, Borrower shall not be required to test or meet the Fixed Charge Coverage Ratio for the four fiscal quarters ended March 31, 2007;”

III.           Conditions Precedent. Lenders’ obligation to provide the Additional Financial Accommodations to Borrower is subject to the full and timely performance of the following covenants prior to or contemporaneously with the execution of this Fifth Amendment:

A.            Borrower executing and delivering, or causing to be executed and delivered to Agent and Lenders, the following documents, each of which shall be in form and substance acceptable to Agent and Lenders:

(i)                                     A fully executed original of a Company General Certificate executed and delivered by Borrower to Agent and Lenders;

(ii)                                  A fully executed original Reaffirmation of Guaranties executed and delivered to Agent and Lenders by each of the Borrower’s Subsidiaries that executed the Subsidiary Guaranties; and

(iii)                               such other agreements, documents and instruments as Agent or Lenders may reasonably request;

B.            No Event of Default or Unmatured Event of Default exists under the Credit Agreement, as amended by this Fifth Amendment, or the other Loan Documents, other than the “Existing Default” (hereinafter defined);

C.            No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Agent prior to the date hereof shall be pending or known to be threatened against Borrower and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Agent is likely to materially and adversely affect the financial position or business of Borrower or the capability of Borrower to pay its obligations and liabilities to Lenders; and

D.            There shall have been no material or adverse change in the business, financial condition or results of operations since the date of Borrower’s most recently delivered financial statements to Agent and Lenders.

IV.           Default Waiver.  Borrower hereby acknowledges and agrees that Borrower breached the Fixed Charge Coverage Ratio covenant contained in Section 6.4(a) of the Credit Agreement as of December 30, 2006 (the “Existing Default”).  Borrower hereby represents and warrants to the Agent and the Lenders that no Unmatured Event of Default or Event of Default exists as of the date of this Fifth Amendment, other than the Existing Default.  Lenders and the Agent hereby waive the Existing Default; provided that such waiver shall not be or be deemed to be a waiver of any other Events of Default, whether now existing or hereafter arising or occurring, including, without limitation, any other Events of Default arising under Section 6.4(a) of the Credit Agreement after the date hereof.

V.            Conflict.  If, and to the extent, the terms and provisions of this Fifth Amendment contradict or conflict with the terms and provisions of the Credit Agreement, the terms and provisions of this Fifth Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Fifth Amendment do not contradict or conflict with the terms and provisions of the Credit Agreement, the Credit Agreement, as amended by this Fifth Amendment, shall remain in and have its intended full force and effect, and Lenders, Borrower and the Agent hereby affirm, confirm and ratify the same.

VI.           Severability.  Wherever possible, each provision of this Fifth Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Fifth Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Fifth Amendment, the balance of which shall remain in and have its intended full force and effect.  Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

VII.          Reaffirmation.  Borrower hereby reaffirms and remakes all of its representations, warranties, covenants, duties, obligations and liabilities contained in the Credit Agreement, as amended hereby.

VIII.        Fees, Costs and Expenses.  Borrower agrees to pay, upon demand, all fees, costs and expenses of Lenders, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Fifth Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

IX.           Choice of Law.  This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

IN WITNESS WHEREOF, Lenders, Borrower and Agent have caused this Fifth Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

Continental Materials Corporation,	LaSalle Bank National Association,
a Delaware corporation	as Agent and a Lender

By:	By:
Joseph J. Sum, Vice President	Its:

FIFTH THIRD BANK (CHICAGO), as a Lender

By:
Its: